                                                                   EXHIBIT 11.1


                           FHP INTERNATIONAL CORPORATION
                  STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                    (unaudited)


                                                                      For The
                                                                Three Months Ended
(amounts in thousands,                                              December 31,
 except share data)                                            1996            1995
                                                           ------------    ------------

    Primary earnings per share
      attributable to Common Stock:
          Net income attributable to
             Common Stock                                    $ 18,398        $  7,313
                                                             --------        --------
                                                             --------        --------

         Weighted average number of
           common shares and common
           share equivalents:

              Common Stock                                     41,266          40,324
              Assumed exercise of options                       1,002             965
                                                             --------        --------

                  Total shares                                 42,268          41,289
                                                             --------        --------
                                                             --------        --------
         Primary earnings per share
            attributable to Common Stock                     $   0.44        $   0.18
                                                             --------        --------
                                                             --------        --------
    Fully diluted earnings per share:

         Net income attributable to
            Common Stock assuming
            conversion of Series A
            Cumulative Convertible
            Preferred Stock                                  $ 24,973        $ 13,888
                                                             --------        --------
                                                             --------        --------

         Weighted average number of
            common shares and common
            share equivalents:

              Common Stock                                     41,266          40,324
              Assumed exercise of options                       1,059           1,242
              Assumed conversion of
                Series A Cumulative
                Convertible Preferred Stock                    16,968          16,968
                                                             --------        --------
                  Total shares, assuming
                     full dilution                             59,293          58,534
                                                             --------        --------
                                                             --------        --------

    Fully diluted earnings per share                         $   0.42        $   0.24(1)
                                                             --------        --------
                                                             --------        --------

(1) This computation is submitted in accordance with Regulation S-K, Item 601
    (b)(11) although it is contrary to paragraph 40 of Accounting Principles Board Opinion No. 15 because it produces an anti-dilutive result.

                                                                   EXHIBIT 11.1


                           FHP INTERNATIONAL CORPORATION
                  STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)


                                                                      For The
                                                                 Six Months Ended
(amounts in thousands,                                              December 31,
 except share data)                                            1996            1995
                                                           ------------    ------------

    Primary earnings per share
      attributable to Common Stock:
         Net income attributable to
            Common Stock                                     $ 35,367        $ 14,633
                                                             --------        --------
                                                             --------        --------
         Weighted average number of
           common shares and common
           share equivalents:

              Common Stock                                     41,101          40,287
              Assumed exercise of options                       1,102             859
                                                             --------        --------

                  Total shares                                 42,203          41,146
                                                             --------        --------
                                                             --------        --------
         Primary earnings per share
            attributable to Common Stock                     $   0.84        $   0.36
                                                             --------        --------
                                                             --------        --------
    Fully diluted earnings per share:

         Net income attributable to
            Common Stock assuming
            conversion of Series A
            Cumulative Convertible
            Preferred Stock                                  $ 48,517        $ 27,785
                                                             --------        --------
                                                             --------        --------
         Weighted average number of
            common shares and common
            share equivalents:

               Common Stock                                    41,101          40,287
               Assumed exercise of options                      1,249           1,242
               Assumed conversion of
                 Series A Cumulative
                 Convertible Preferred Stock                   16,968          16,968
                                                             --------        --------
                    Total shares, assuming
                       full dilution                           59,318          58,497
                                                             --------        --------
                                                             --------        --------
         Fully diluted earnings per share                    $   0.82        $   0.48(1)
                                                             --------        --------
                                                             --------        --------

(1) This computation is submitted in accordance with Regulation S-K, Item 601
    (b)(11) although it is contrary to paragraph 40 of Accounting Principles Board Opinion No. 15 because it produces an anti-dilutive result.

                                      23